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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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☐	Soliciting Material Pursuant to §240.14a-12
WD-40 Company
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PROXY  STATEMENT
 ANNUAL MEETING OF SHAREHOLDERS
December 17, 2002

WD-40 COMPANY

1061 Cudahy Place
San Diego, California 92110

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders:

        The 2002 Annual Meeting of Stockholders will be held at the Mission Valley Hilton Hotel, 901 Camino del Rio South, San Diego, California 92108, on Tuesday, December 17, 2002, at 2:00 p.m. for the following purposes:

  1.
  To elect a Board of Directors for the ensuing year and until their successors are elected and qualified;

  2.
  To ratify the selection of PricewaterhouseCoopers LLP as the Company's independent accountants for the fiscal year 2003; and

  3.
  To consider and act upon such other business as may properly come before the meeting.

        Only the stockholders of record at the close of business on October 18, 2002 are entitled to vote at the meeting.

By Order of the Board of Directors
John B. Sidell
Secretary

San Diego, California
November 15, 2002

PROXY STATEMENT

GENERAL INFORMATION

        This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of WD-40 Company for use at its Annual Meeting of Stockholders to be held on December 17, 2002, and at any postponements or adjournments thereof. This Proxy Statement and enclosed form of Proxy are first sent to stockholders on or about November 15, 2002.

        At the meeting, the stockholders of WD-40 Company will vote to (i) elect the Board of Directors for the ensuing year and (ii) ratify the selection of PricewaterhouseCoopers LLP as the Company's independent accountants. Detailed information concerning these matters is set forth below. Management knows of no other business to come before the meeting.

        The close of business on October 18, 2002 is the record date for stockholders entitled to notice of and to vote at the Annual Meeting of Stockholders of WD-40 Company. On October 18, 2002, WD-40 Company had outstanding 16,525,400 shares of $.001 par value common stock. Stockholders of record entitled to vote at the meeting will have one vote for each share so held on the matters to be voted upon. A majority of the outstanding shares will constitute a quorum at the meeting. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum.

        If the enclosed form of Proxy is properly executed and returned, the shares represented thereby will be voted in accordance with the instructions specified thereon. Except as described herein with respect to broker non-votes, if no specification is made, the shares will be voted by the proxy holder as set forth on the Proxy. A Proxy may be revoked by attendance at the meeting or by filing a Proxy bearing a later date with the Secretary of the Company.

        The cost of soliciting proxies will be borne by the Company. Solicitations other than by mail may be made by telephone or in person by employees of the Company for which the expense will be nominal.

1

PRINCIPAL SECURITY HOLDERS

        The following table sets forth information concerning those persons known to the Company to be the beneficial owners of more than 5% of the common stock of the Company.

Name and Address of Beneficial Owner	Amount and Nature Of Beneficial Ownership October, 18, 2002		Percent of Class
Capital Research and Management Company 333 South Hope Street, 55th Floor Los Angeles, CA 90071	1,656,250	[1]	9.3
Mario L. Crivello San Diego, California	952,216	[2]	5.3%

On September 10, 2002, Capital Research and Management Company ("CRMC"), an institutional investment adviser, and Capital Income Builder, Inc. ("CIB"), an investment company, filed a joint statement on Form 13G/A with the Securities and Exchange Commission to report beneficial ownership of the Company's common stock as of September 9, 2002. Beneficial ownership information as of October 18, 2002 is unavailable. CRMC has sole investment power and no voting power over all 1,656,250 shares and CIB has sole voting power and no investment power over 1,038,050 of the 1,656,250 shares. CRMC has disclaimed beneficial ownership pursuant to Rule 13d-4 under the Securities Exchange Act of 1934.

2
Mr. Crivello has sole voting and investment power over 837,442 shares held in trust for the benefit of his mother and remainder beneficiaries. He also has sole voting and investment power over 14,780 shares held as custodian for children and 97,994 shares held directly. Mr. Crivello also has the right to acquire 2,000 shares upon exercise of stock options.

ITEM NO. 1

NOMINEES FOR ELECTION AS DIRECTORS
AND SECURITY OWNERSHIP OF MANAGEMENT

        Unless marked to the contrary, the Proxies received will be voted for the election of the 10 nominees named below to serve as Directors until the next Annual Meeting of Stockholders and until their successors are elected or appointed. In the event any nominee is unable or declines to serve as a Director at the time of the Annual Meeting, his or her Proxy will be voted for a nominee designated by the present Board of Directors to fill such vacancy.

        The nominees for election to the Board of Directors who receive the greatest number of votes cast for the election of Directors by the shares present, in person or by proxy, shall be elected Directors. Holders of common stock are not entitled to cumulate their votes in the election of Directors. Withheld votes and broker non-votes (which are treated as "withheld" votes) are not counted as votes in favor of any nominee. Since the nominees receiving the most votes will be elected as Directors, withheld votes and broker non-votes will have no effect upon the outcome of the election.

        Article III, Section 2 of the Bylaws of the Company, approved by stockholders on December 14, 1999, provides that the authorized number of Directors of the Company shall be not less than nine nor more than twelve until changed by amendment of the Articles of Incorporation or by a bylaw duly adopted by the stockholders. The exact number of Directors is to be fixed from time to time by a bylaw or amendment thereof duly adopted by the stockholders or by the Board of Directors. The number of Directors was fixed at ten by resolution of the Board of Directors on September 25, 2001.

Security Ownership of Directors and Executive Officers

        The following table sets forth certain information, including beneficial ownership of the Company's common stock, for the ten nominees, for the executive officers named in the Summary Compensation Table on Page 8, and for all Directors and executive officers as a group.

				Amount and Nature of Beneficial Ownership October 18, 2002[1]
Nominee	Age	Principal Occupation	Director Since	Number		Percent of Class
John C. Adams, Jr.	54	Investor; Former Chairman and CEO, AutoZone, Inc.	2001	3,359	[2]	*
Mario L. Crivello	62	Investor	1994	952,216	[2,3]	5.3%
Daniel W. Derbes	72	Chairman, WD-40 Company President, Signal Ventures	1984	10,209	[2]	*
Jack L. Heckel	71	Retired; Former President and Chief Operating Officer, GenCorp	1989	8,039	[2]	*
Gary L. Luick	62	Consultant	2000	2,903	[2]	*
Kenneth E. Olson	66	Retired; Former Chairman and CEO, Proxima Corporation	2000	5,609	[2]
Garry O. Ridge	46	President and CEO, WD-40 Company	1997	167,871	[4]	*
Gerald C. Schleif	67	Retired, Former President and CEO, WD-40 Company	1989	32,238	[2]	*
Neal E. Schmale	56	Executive Vice President and CFO, Sempra Energy	2001	3,359	[2]	*
Edward J. Walsh	70	President, The Sparta Group, Ltd.	1988	6,153	[2]	*
Executive Officers						*
Michael L. Freeman	49	Division President, the Americas, WD-40 Company	N/A	65,510	[5]	*
Michael J. Irwin	39	Executive Vice President, Chief Financial Officer and Treasurer, WD-40 Company	N/A	54,204	[6]	*

*
Less than one (1) percent.

1
All shares owned directly unless otherwise indicated.

2
Each non-employee director has the right to acquire 2,000 shares upon exercise of stock options.

3
Mr. Crivello has sole voting and investment power over 837,442 shares held in trust for the benefit of his mother and remainder beneficiaries. He also has sole voting and investment power over 14,780 shares held as custodian for children and 97,994 shares held directly.

4
Mr. Ridge has the right to acquire 150,370 shares upon exercise of stock options. Mr. Ridge has voting and investment power over 860 shares held under the Company's 401(k) plan.

5
Mr. Freeman has the right to acquire 59,150 shares upon exercise of stock options. Mr. Freeman has voting and investment power over 1,160 shares held under the Company's 401(k) plan.

6
Mr. Irwin has the right to acquire 49,204 shares upon exercise of stock options and he has voting and investment power over 600 shares held under the Company's 401(k) plan.

				Amount and Nature of Beneficial Ownership October 18, 2002[7]
Executive Officer	Age	Principal Occupation	Director Since	Number		Percent of Class
Graham P. Milner	48	Executive Vice President, Global Development, Chief Branding Officer, WD-40 Company	N/A	85,459	[8]	*
William B. Noble	44	Managing Director Europe, WD-40 Company Ltd. (U.K.)	N/A	66,900	[9]	*
All Directors and Executive Officers as a Group				1,521,029	[10]	8.5%

*
Less than one (1) percent.

7
All shares owned directly unless otherwise indicated.

8
Mr. Milner has the right to acquire 80,400 shares upon exercise of stock options. Mr. Milner has voting and investment power over 1,185 shares held under the Company's 401(k) plan.

9
Mr. Noble has the right to acquire 66,600 shares upon exercise of stock options

10
Total includes the rights of directors and executive officers to acquire 480,424 shares upon exercise of stock options and 3,805 shares held by executive officers under the Company's 401(k) plan.

Nominees for Election as Directors

        John C. Adams, Jr. was elected to the Board of Directors on June 26, 2001. Mr. Adams served as President and Chief Executive Officer of AutoZone, Inc. from 1996 until 1998, then serving as Chairman and Chief Executive Officer until his retirement in 2001. He previously served as President of the Miami division of Malone & Hyde, Inc., AutoZone's former parent company from 1984 until 1990. Mr. Adams was an owner of Nicotiana Enterprises, Inc., a food distribution company, from 1990 until 1995. He is on the board of directors of Beverly Enterprises, Inc.

        Mario L. Crivello was elected to the Board of Directors in 1994 following the death of his father, Sam Crivello, a Company founder. Mr. Crivello is retired, having been the managing owner and master of Tuna Purse Seiners.

        Daniel W. Derbes was elected to the Board of Directors in 1984 and named Chairman of the Board on September 26, 2000. He is President of Signal Ventures, a venture capital firm. Mr. Derbes served as President of Allied-Signal International, Inc. and Executive Vice President of the parent corporation until his retirement in 1988. Mr. Derbes was also a member of the board of directors of Sempra Energy and of its subsidiaries (San Diego Gas & Electric Company, Pacific Enterprises, Enova Corporation and Southern California Gas Co.) until his retirement in May 2002.

        Jack L. Heckel was elected to the Board of Directors in 1984. He served as President and Chief Operating Officer of GenCorp from 1987 through 1993. He was named President of Aerojet General (a division of GenCorp) in 1981 and was elected Chairman of the Board in 1984. Mr. Heckel joined Aerojet General in 1956 and served as a Group Vice President from 1977 through 1981. Mr. Heckel is also a director of Advanced Tissue Sciences, Inc.

        Gary L. Luick was elected to the Board of Directors in 2000. Mr. Luick was the President and CEO of Clickgarden, Inc., an internet software company, from 2000 to 2001. He retired in 1988 from Allied Signal as Director—Business Development. From 1989 through 1996 he served as President and CEO of GTI Corp., a networking products company, and he was President and CEO of Coded Communications, a wireless networking company, from 1997 to 1998.

        Kenneth E. Olson was elected to the Board of Directors in 2000. Mr. Olson served as Chairman and CEO of Proxima Corporation, an electronic projection products company, from 1990 to 1998. He is a director of Avanir Pharmaceuticals.

        Garry O. Ridge joined WD-40 Company in 1987 as Managing Director, WD-40 Company (Australia) Pty. Limited and he was responsible for company operations throughout the Pacific and Asia. Mr. Ridge transferred to the corporate office in September 1994 as Director International Operations and was elected Vice President—International in June 1995. He was elected to the position of Executive Vice President/Chief Operating Officer in December 1996 and he was named President and Chief Executive Officer as of October 1, 1997. He was also elected to the Board of Directors on November 25, 1997. Prior to joining WD-40 Company Mr. Ridge was Managing Director of Mermax Pacific Pty. Ltd. and held a number of senior management positions with Hawker Pacific Pty. Ltd. (a Hawker Siddeley PLC Group Company) which was a licensee for WD-40 until 1988.

        Gerald C. Schleif joined WD-40 Company in 1969 as Marketing Manager. Mr. Schleif served as Chief Executive Officer from 1992 and as Company President from 1990 through September 1997. He held the offices of Vice President-Marketing, Executive Vice President, Treasurer and Chief Operating Officer. Mr. Schleif has been a Director since 1989.

        Neal E. Schmale was elected to the Board of Directors on June 26, 2001. Mr. Schmale has served as Executive Vice President and CFO of Sempra Energy since 1998. Previously, he was CFO of Unocal Corporation from 1994 to 1997 and president of its Petroleum Products and Chemicals division from 1992 until 1994.

        Edward J. Walsh was elected to the Board of Directors in 1988. He is President of The Sparta Group, Ltd., a business consulting organization. Mr. Walsh was employed by The Dial Corporation and its predecessor, Armour-Dial Corporation, for 27 years, serving as its President and Chief Executive Officer until his retirement in 1987. He is also a director of Matrixx Initiative, Inc. and Nortrust of Arizona Holding Corporation, N.A.

Compensation, Committees and Meetings of the Board of Directors

        Each outside director receives an annual fee of $15,000 for services provided from the date of the Company's annual meeting to the next annual meeting. The annual fee is payable in March. The Chairman of the Board receives an annual fee of $20,000. Outside directors receive an additional fee of $500 for attendance at committee meetings and committee chairpersons receive $750 for each meeting, except that Audit Committee members receive $750 for each meeting and the chairman of the Audit Committee receives $1,500 for each meeting. Outside directors also receive non-qualified stock options to purchase 2,000 shares of the Company's common stock. The options are to be granted on the date of the Company's annual meeting pursuant to the Company's 1990 Incentive Stock Option Plan, exercisable one year from the date of grant with a termination date ten years from the grant date. The exercise price for options granted to the directors is equal to the closing price of the Company's shares as of the day prior to the annual meeting.

        The Company maintains a Non-Employee Director Restricted Stock Plan providing for the issuance of shares of restricted common stock of the Company to each non-employee member of the Board of Directors. Shares are issued in lieu of cash compensation according to an election to be made by the director as of the September meeting of the Board of Directors. A director who holds shares of the Company having a value of at least $50,000 may elect to receive his or her entire annual director's fee in cash. Otherwise, directors may elect to receive restricted stock in lieu of cash in the amount of $5,000, $10,000 or $15,000. The restricted shares are to be issued in accordance with a director's election as soon as practicable after the first day of March. The number of shares to be issued is equal to the amount of compensation to be paid in shares divided by 90% of the closing price of the Company's shares as of the first business day of March.

        The restricted shares issued to directors do not become vested for resale for a period of five years except in the event of death or retirement from the Board following the director's 65th birthday. Unless a director has reached age 65, the shares are subject to forfeiture if, during the five year vesting period, the director resigns or otherwise fails to continue to serve on the Board of Directors for any reason other than as a result of death or disability.

        There were four scheduled meetings and one special meeting of the Board of Directors during the last fiscal year. All directors attended at least 75 percent of the aggregate of the total number of meetings of the Board and of all committees on which the director served. The Board of Directors has a Corporate Governance Committee, a Compensation Committee and an Audit Committee.

        The Corporate Governance Committee is comprised of Kenneth E. Olson (Chairman), John C. Adams, Jr., Daniel W. Derbes and Edward J. Walsh. Four meetings were held during the last fiscal year. The Corporate Governance Committee was established to provide for regular evaluation of succession plans and the performance, independence, qualifications and integrity of both the Board of Directors and the management of the Company. The Board of Directors has adopted a Corporate Governance Committee Charter. The Corporate Governance Committee also serves as a nominating committee for the Board of Directors. Nominations from stockholders will be considered by the Corporate Governance Committee. Nominations may be submitted by letter addressed to the WD-40 Company Corporate Governance Committee, c/o Maria M. Mitchell, Director Corporate & Investor Relations, 1061 Cudahy Place, San Diego, California 92110.

Compensation Committee Interlocks and Insider Participation

        The Compensation Committee is comprised of Edward J. Walsh (Chairman), Mario L. Crivello and Jack L. Heckel, all of whom are outside directors.

        The function of the Compensation Committee is to provide guidance to the Board of Directors and oversight for all executive compensation and benefit programs. The Committee provides recommendations for base salary and incentive compensation awards for the CEO and executive officers. The Compensation Committee also serves as the Stock Option Committee with authority to grant options and administer the Company's Incentive Stock Option Plans. The Compensation Committee met twice during the last fiscal year.

Audit Committee

        The Audit Committee is comprised of Neal E. Schmale (Chairman), John C. Adams, Jr. and Gary L. Luick. Six meetings were held during the last fiscal year to review quarterly financial reports, to consider the annual audit and other audit services and to review the audit with the independent accountants after its completion. The Audit Committee also has responsibility for the selection, appointment and oversight of independent accountants for the Company.

        The Board of Directors has adopted an Audit Committee Charter which the Audit Committee reviews annually.

AUDIT COMMITTEE REPORT

        Each year the Board of Directors appoints an Audit Committee to review the Company's financial matters. Each member of the Audit Committee meets the independence requirements set by the Nasdaq Stock Market. The responsibilities of the Audit Committee include the selection and appointment of an accounting firm to be hired as the Company's independent accountants. The Audit Committee is also responsible for recommending to the Board that the Company's financial statements be included in its annual report on Form 10-K. The Audit Committee has taken the following steps in making its recommendation that the Company's financial statements be included in its annual report on Form 10-K:

  1.
  The Audit Committee discussed with PricewaterhouseCoopers LLP, the Company's independent accountants for fiscal year ended August 31, 2002, those matters required to be discussed by Statement on Auditing Standards No. 61, including information regarding the scope and results of the audit. These communications and discussions are intended to assist the Audit Committee in overseeing the financial reporting and disclosure process.

  2.
  The Audit Committee discussed with PricewaterhouseCoopers LLP its independence and received from PricewaterhouseCoopers LLP a letter concerning independence as required under applicable independence standards for auditors of public companies. This discussion and disclosure helped the Audit Committee in evaluating such independence.

  3.
  The Audit Committee reviewed and discussed with the Company's management and PricewaterhouseCoopers LLP, the Company's audited consolidated balance sheet at August 31, 2002, and consolidated statements of income, cash flows and stockholders' equity for the fiscal year ended August 31, 2002.

        Based on the reviews and discussions explained above, the Audit Committee recommended to the Board that the Company's financial statements be included in its annual report on Form 10-K for its fiscal year ended August 31, 2002. PricewaterhouseCoopers LLP has been selected to serve as the Company's independent auditors for the fiscal year ending August 31, 2003.

Neal E. Schmale (Chairman)
John C. Adams, Jr.
Gary L. Luick

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of the Company's stock, to file with the Securities Exchange Commission initial reports of stock ownership and reports of changes in stock ownership. Reporting persons are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports they file.

        To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company during the last fiscal year and written representations that no other reports were required, all Section 16(a) requirements were complied with by all persons required to report with respect to the Company's stock during the last fiscal year except as follows: Garry O. Ridge filed a late report on Form 5 to report the acquisition of 128.974 shares and 104.994 shares through dividend reinvestments on October 31, 2001 and January 31, 2002, respectively; and Graham P. Milner filed a late report on Form 4 to report the exercise of a stock option for 1,250 shares on July 18, 2002.

EXECUTIVE COMPENSATION

        The following table shows information for the three (3) fiscal years ended August 31, 2002 concerning the Company's Chief Executive Officer ("CEO") and the four most highly compensated executive officers other than the CEO.

Summary Compensation Table1

		Annual Compensation		Long Term Compensation Awards	All Other Compensation[2]
Name and Principal Position	Fiscal Year Ended Aug. 31	Salary ($)	Bonus ($)	Stock Options (#)	($)
Garry O. Ridge President and Chief Executive Officer	2002 2001 2000	$362,400 325,000 295,000	$300,000 -0- 150,500	30,000 60,000 20,000	$31,200 27,800 26,000	[3]
Michael J. Irwin Executive Vice President and Chief FinancialOfficer	2002 2001 2000	$189,000 147,000 112,000	$91,500 -0- 31,600	10,000 35,000 6,000	$31,200 25,800 24,200	[3]
Graham P. Milner Executive Vice President, Global Development, Chief Branding Officer	2002 2001 2000	$187,100 174,000 159,500	$91,300 -0- 59,000	10,000 35,000 10,000	$31,200 27,800 26,000	[3]
Michael L. Freeman Division President, the Americas	2002 2001 2000	$180,000 165,000 154,000	$81,100 -0- 60,000	10,000 35,000 10,000	$31,200 27,400 26,000	[3]
William B. Noble[4] Managing Director Europe WD-40 Company Ltd. (UK)	2002 2001 2000	$186,600 172,600 176,200	$112,000 -0- 47,600	10,000 20,000 10,000	$44,800 25,900 33,600	[5]

1
No information for Other Annual Compensation, Restricted Stock Awards or Long Term Incentive Payouts has been provided because there was no such reportable compensation awarded to, earned by or paid to the individuals named. All compensation amounts have been rounded to the nearest $100.

2
All other Compensation includes employer contributions to the Company's Money Purchase Pension Plan, Profit Sharing Plan and 401(k) Plan.

3
Includes $28,500 in contributions to the Company's Money Purchase Pension Plan, Profit Sharing Plan and $2,700 in matching contributions to the Company's 401(k) plan.

4
Mr. Noble is employed by the Company's UK subsidiary. Compensation amounts have been converted to U.S. Dollars at average annual exchange rates for each year.

5
Accrued retirement benefit.

Stock Options

        The following table sets forth stock options granted pursuant to the Restated WD-40 Company 1990 Incentive Stock Option Plan during the last fiscal year to each of the Company's executive officers named in the Summary Compensation Table above.

Option Grants in Last Fiscal Year

Name	Options Granted (#)	Percent of Total Options Granted to Employees in Fiscal Year 2002	Exercise Price ($/sh)	Expiration Date	Grant Date Value[1]
Garry O. Ridge[2]	30,000	11.5%	$20.75	9/25/2011	$190,400
Michael J. Irwin[3]	10,000	3.8%	$20.75	9/25/2011	$63,500
Graham P. Milner[4]	10,000	3.8%	$20.75	9/25/2011	$63,500
Michael L. Freeman[5]	10,000	3.8%	$20.75	9/25/2011	$63,500
William B. Noble[6]	10,000	3.8%	$20.75	9/25/2011	$63,500

        The options may be exercised for cash or in lieu of cash, an option holder may tender shares of the Company's common stock previously held by the option holder. In permitting the exchange of stock upon exercise of options, the 1990 Incentive Stock Option Plan restricts the exercise of options with previously owned stock to shares held for a minimum of six months.

1
The Grant Date Value of $6.3477 per share has been determined using the Black-Scholes Option Valuation model. The following assumptions were used in determining the value: (i) a dividend yield of 5.2%; (ii) expected volatility of .4532; (iii) a ten-year risk-free rate of return of 4.72%; and (iv) exercise ten years from the grant date.

2
Mr. Ridge's options are non-qualified stock options exercisable on September 25, 2002.

3
Mr. Irwin received incentive stock options as to 4,819 shares and non-qualified stock options as to 5,181 shares, all of which are exercisable in full on September 25, 2002.

4
Mr. Milner received incentive stock options as to 4,819 shares and non-qualified stock options as to 5,181 shares, all of which are exercisable in full on September 25, 2002.

5
Mr. Freeman incentive stock options as to 4,819 shares and non-qualified stock options as to 5,181 shares, all of which are exercisable in full on September 25, 2002.

6
Mr. Noble's options are non-qualified options exercisable in full on September 25, 2002.

        The following table sets forth the number of shares acquired on exercise of stock options in the Company's last fiscal year, the aggregate dollar value realized on exercise of such options and the number and dollar value of unexercised options as of August 31, 2002 for the Company's executive officers named in the Summary Compensation Table above.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Option Values

			Number of Unexercised Options at August 31, 2002 (#)[1]		Value of Unexercised In-The-Money Options at August 31, 2002[2]
	Shares Acquired on Exercise	Value Realized ($)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Garry O. Ridge	6,200	$23,126	120,370	37,480	$561,916	$167,100
Michael J. Irwin	17,596	122,169	39,204	10,000	194,458	55,700
Graham P. Milner	1,250	5,738	70,400	10,000	362,644	55,700
Michael L. Freeman	2,400	12,048	64,150	10,000	289,515	55,700
William B. Noble	-0-	-0-	56,600	10,000	218,735	55,700
1
All historical option grant information has been adjusted to account for the 2 for 1 stock split on July 11, 1997

2
The value of Unexercised In-the-Money Options at August 31, 2002 was determined based on the difference between the exercise price for such options and the closing price of $26.32 for the Company's shares as reported by the Nasdaq Stock Market on August 30, 2002.

Supplemental Death and Retirement Benefit Plans

        The Company maintains Supplemental Death Benefit Plans for certain key employees. Under the Death Benefit Plan agreements, a participating employee's designated beneficiary or the employee's estate will receive a death benefit equal to the employee's then current base salary in the event of death prior to retirement from the Company. No death benefit is payable if retirement benefits become due upon the employee's retirement under the Retirement Benefit Plan agreement.

        The Company also maintains Supplemental Retirement Benefit Plans for certain key employees. Under the Retirement Benefit Plan agreements, participating employees will receive retirement benefits in the event of the participant's retirement on or after a designated retirement date. The annual retirement benefit for participating employees will be equal to twenty-five percent (25%) of the employee's then current base salary, payable in quarterly installments over a period of fifteen years.

        All benefits under the plans will be subject to payroll taxes and required withholding for state and federal income taxes as deferred compensation. The benefits are funded by key man life insurance policies purchased and owned by the Company. The Board of Directors determines which key employees will participate in the plans and the amount of benefits payable for each participant. Outside directors do not participate in the plans.

        Based upon current (2003) base salaries, the death benefits and annual retirement benefits to be provided under the plans to the executive officers named in the Summary Compensation Table above are set forth below. The retirement benefit will not be payable unless the executive officer retires with the Company on or after reaching the specified retirement age. In such event, the actual amount of the annual benefit will be dependent upon the executive's then current annual salary.

Name	Death Benefit	Annual Retirement Benefit	Retirement Age
Garry O. Ridge	$440,000	$110,000	65
Michael J. Irwin	215,000	53,750	65
Graham P. Milner	200,000	50,000	65
Michael L. Freeman	210,000	52,500	65
William B. Noble	-0-	51,350	65

Employment Agreements

        The Company has entered into employment agreements with Mr. Ridge, Mr. Irwin, Mr. Milner, Mr. Freeman and Mr. Noble for three year terms. Mr. Ridge's contract term ends on August 1, 2005 and each of the other officers have contracts for terms ending July 9, 2004. Each employment contract is subject to renewal for an additional three year term unless otherwise provided by the Board of Directors. Mr. Ridge's contract provides for an annual base salary of not less than $275,000. The contracts for Mr. Irwin, Mr. Milner, Mr. Freeman and Mr. Noble provide for minimum annual base salaries of $180,000, $174,000, $165,000 and 120,000 British Pounds, respectively. Each contract provides for review of the executive's base salary at least annually, to be increased at the discretion of the Board of Directors upon evaluation of factors including job performance, Company profitability and the general rate of inflation. Each of the officers will receive such incentive bonuses as may be awarded from time to time by the Board of Directors based upon the Company's annually established bonus formula. In the event of a termination of employment without cause following a change of control of the Company (defined as the acquisition by tender offer, or other means of change of ownership, of 15% of the outstanding shares of the Company by a single entity, group or person), each executive officer would be entitled to receive an amount equal to three times their average annual gross salary, including bonuses, for the five years immediately prior to such termination of employment. In no event will the payments exceed the limitations of Internal Revenue Code Section 280G(d)(2) which limit the deductibility of certain payments to executives upon changes in control. In the event of the termination of Mr. Ridge's employment without cause, he will receive severance in an amount equal to one year's salary, payable in twelve monthly installments, together with any incentive compensation according to the Company's annually established bonus formula, prorated for the portion of the Company's fiscal year up to the date of such termination of employment.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

        The compensation philosophy of the Company is to be competitive in the marketplace to attract, retain, and motivate a highly qualified workforce. The Company uses compensation surveys, conducted by independent consultants, to provide data to support the development of competitive compensation plans which reinforce this philosophy. The Compensation Committee of the Board of Directors (the "Committee") determines compensation for the CEO and executive officers. The Committee also serves as the Stock Option Committee under the Company's 1990 Incentive Stock Option Plan. In evaluating the CEO's performance, the Committee will measure the year's results against the specific goals set forth in the annual business plan. In addition to financial performance, the Committee considers factors important to the Company such as ethical business conduct, environmental responsiveness, and the general overall perception of the Company by financial and business leaders.

        The Committee is responsible for setting and administering the policies which govern executive compensation and the stock ownership programs of the Company. The members of the Committee are Edward J. Walsh (Chairman), Mario L. Crivello and Jack L. Heckel.

        Compensation of the CEO and the CEO's recommendations for the executive officers is reviewed annually by the Committee. Changes proposed for executive officers are evaluated and approved by the Committee on an individual basis. As management responsibilities increase, a greater portion of compensation is driven by financial performance measures.

        There are four components in the Company's executive compensation program:

    i.
    Base salary

    ii.
    Performance Incentive

    iii.
    Pension and Profit Sharing

    iv.
    Long-term Stock Options

        The Committee has determined that compensation for the CEO and other executive officers should be weighted more heavily in favor of performance factors. Annual Performance Incentives could range between 0-50% of total cash compensation based on the level of achievement of the current fiscal year's business plan goals.

Base Salary

        Base salaries for the CEO and executive officers are established at the beginning of each fiscal year. Detailed position descriptions, scope and complexity of the position as well as external market factors are used to determine base salary levels. Independent compensation surveys such as Wyatt Data Services are the basis for these comparables, and base salary levels are pegged at the 50-75th percentile for similar companies. The companies included in these surveys do not necessarily include any of the companies included in the Peer Group identified with reference to the Stock Performance Graph that follows this report. Salary changes are based on guidelines established for all employees using individual performance and comparable adjustments from midpoint levels for the various job classifications. Mr. Ridge's base salary for fiscal year 2002 was $362,375. For fiscal year 2003 Mr. Ridge will receive a base salary of $440,000, an increase of 21.4%.

Performance Incentive

        The Performance Incentive is that substantial portion of the annual compensation for each executive officer that is related to and contingent upon the individual's contribution and performance and upon the performance of the Company as a whole. Consideration is also given to the performance of any business units under his or her management. The Performance Incentive bonus can range anywhere from 0-50% of total compensation based primarily on the level of business plan achievement. In this way, the Company seeks to encourage continuing focus on increasing the Company's revenue and profitability and stockholder value, while at the same time motivating its executive officers to perform to the fullest extent of their abilities. For fiscal year 2002, Mr. Ridge received Performance Incentive compensation of $300,000, representing 45.3% of his total compensation.

Pension and Profit Sharing Plans

        Since 1963 the Company has maintained tax qualified Pension and Profit Sharing Plans for the benefit of all full time employees, including executive officers. The Company's present Plans include a Money Purchase Pension Plan providing for required contributions for participating employees equal to 10% of their covered compensation, a Profit Sharing Plan providing for discretionary contributions which will be generally limited to 5% of covered compensation and a 401(k) Plan which allows employees to defer up to 6.6% of covered compensation and provides a matching contribution equal to one-half of the amounts deferred. The Plans serve to provide Company employees with tax-advantaged retirement savings and to focus the attention of employees on profits and the effective use of assets.

Long-Term Stock Options

        The Company has employed stock options as a means of providing long-term compensation to its key employees for many years. Options are granted at the beginning of each fiscal year to executive officers and other employees based upon the level of management responsibility. Option grants are not generally based on prior performance or results of operations. The Company's Stock Option Plan has been established to:

        a.    Focus attention on corporate strategic business direction; and

        b.    Increase ownership and retention in the Company's stock, thereby aligning the interests of the participant employees with those of the Company's stockholders.

        For fiscal year 2003, the Stock Option Committee granted options to purchase a total of 284,200 shares to 112 company employees at $27.56 per share on September 24, 2002. In 1997 the Board of Directors significantly increased the number of employees participating in the Stock Option Plan. This increase was due to increased employment as well as a decision to broaden the scope of the Plan to include lower level management employees. The Board of Directors believes that wider participation will further enhance employee productivity, loyalty and commitment as well as providing more employees with an opportunity to benefit from increasing share values.

        On September 24, 2002 Mr. Ridge received options to purchase 30,000 shares. Options granted in September 2001 to Mr. Ridge and the executive officers are set forth in the Stock Option Table included above.

        The Committee believes the Company has a unique overall compensation plan which fulfills current Company philosophy and which historically has been successful in producing increased stockholder value.

Edward J. Walsh (Chairman)
Mario L. Crivello
Jack L. Heckel

STOCK PERFORMANCE GRAPH

        The following graph compares the cumulative total stockholder return on the Company's Common Shares with the cumulative total return of a Peer Group of consumer product companies and the Standard & Poor's 500 Composite Stock Index (the "S&P 500 Index") for the five fiscal years ending August 31, 2002. The comparison assumes $100 invested on August 31, 1997 in the Company's Common Shares and in each of the indices.

COMPARISON OF FIVE-YEAR CUMULATIVE RETURNS

WD-40 Company, a Peer Group and the S&P 500 Index

	Year ended August 31
	1997	1998	1999	2000	2001	2002
WD-40 Company	100.00	78.29	97.01	81.51	92.92	122.30
Peer Group	100.00	91.16	109.24	86.96	112.03	136.31
S&P 500 Index	100.00	108.09	151.14	175.81	132.93	108.84

        The Peer Group returns are based upon beginning-of-year market capitalization weighting of the cumulative returns for the following 12 consumer product companies: Alberto-Culver Co., Church & Dwight, Inc., Enesco Group, Inc., Kimball International, Lancaster Colony Corp., La-Z-Boy Chair Co., National Presto Industries, Inc., Oneida Ltd., RPM Inc.-Ohio, Royal Appliance Manufacturing Co., Scotts Company and Valspar Corp. NCH, Corp., a former member of the Peer Group, was acquired in a management buy-out during the last fiscal year.

ITEM NO. 2

RATIFICATION OF INDEPENDENT ACCOUNTANTS

        WD-40 Company stockholders will vote to ratify the selection of PricewaterhouseCoopers LLP as WD-40 Company's independent accountants. A majority of the votes of the common stock present or represented at the meeting is required for approval. Broker non-votes will be voted in favor of approval. PricewaterhouseCoopers LLP acted as the Company's independent public accountants during the past fiscal year and will continue to act in such capacity during the current fiscal year. It is anticipated that a representative of PricewaterhouseCoopers LLP will attend the Annual Meeting of Stockholders, will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

        The Company's independent accountants perform audit services (which include reading filings with the Securities and Exchange Commission as well as quarterly and annual reports) and tax-related services for the Company. Before audit services are performed, the Audit Committee approves an estimated fee. The possible effect on the independence of the accountants is considered by the Audit Committee. There is no direct or indirect understanding or agreement that places a limit on current or future years' audit fees.

Audit Fees

        PricewaterhouseCoopers LLP's fees for audit services performed for the Company for the past fiscal year were approximately $135,000. Such services included the annual audit and reviews of the Company's quarterly financial statements as well as audit services performed in connection with the Company's acquisition of Heartland Corporation.

All Other Non-Audit Services

        Fees paid to PricewaterhouseCoopers LLP for all other professional services rendered to the Company for the past fiscal year were approximately $250,000. These services were primarily related to tax preparation and other tax consulting. Additional due diligence services were provided in connection with the Company's acquisition of Heartland Corporation.

STOCKHOLDER PROPOSALS

        Stockholder proposals must be received by the Company not later than July 18, 2003 to be included in the Proxy Statement and form of Proxy for the next annual meeting.

By Order of the Board of Directors
John B. Sidell
Secretary

Dated: November 15, 2002

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, STOCKHOLDERS
ARE URGED TO FILL IN, SIGN AND RETURN THE ACCOMPANYING FORM OR FORMS OF
PROXY IN THE ENCLOSED ENVELOPE.

WD-40 COMPANY • 1061 CUDAHY PLACE, SAN DIEGO, CA 92110

[COMPUTERSHARE LOGO] Computershare Investor Services 2 North LaSalle Street Chicago IL 60602 www.computershare.com
☐	Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Proxy Card

Annual Meeting of Shareholders—Tuesday, December 17, 2002 at 2:00 p.m.
(Meeting will be webcast in our Investor Relations site at www.wd40.com)

1061 Cudahy Place, San Diego, CA 92110
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, revoking previous proxies for such stock, hereby appoints Daniel W. Derbes and John B. Sidell, and each of them, proxies of the undersigned, with power of substitution to each, to vote all stock of WD-40 Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Mission Valley Hilton, 901 Camino Del Rio South, San Diego, CA 92108, on Tuesday, December 17, 2002 at 2:00 p.m. and at any adjournments thereof.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

(Continued and to be signed on the reverse side.)

Use a black pen. Mark with an X inside the grey areas as shown in this example.	☒

Holder Account Number

Proxy—WD-40 Company

A
Election of Directors

1.
Management recommends a vote FOR the listed nominees.

	For	Withhold		For	Withhold		For	Withhold
01 - J.C. Adams Jr.	☐	☐	05 - G.L. Luick	☐	☐	09 - N.E. Schmale	☐	☐
02 - M.L. Crivello	☐	☐	06 - K.E. Olson	☐	☐	10 - E.J. Walsh	☐	☐
03 - D.W. Derbos	☐	☐	07 - G.D. Ridge	☐	☐
04 - J.L. Heckel	☐	☐	08 - G.C. Schleif	☐	☐

B Issue

Management recommends a vote FOR the following proposal.

		For	Against	Abstain
2.	To ratify the selection of PricewaterhouseCoopers LLP as the Company's independent accountants for fiscal year 2003.	☐	☐	☐

C Authorized Signatures—Sign Here—This section must be completed for your instructions to be executed.

This Proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR Proposals 1 and 2.

Important: Please sign exactly as name appears on this proxy. When signing as attorney, executor, guardian, corporate officer, etc., please indicate full title.

Signature 1—Please keep signature within the box	Signature 2—Please keep signature within the box	Date (mm/dd/yyyy)

/ /

Telephone Voting Instructions—Call Toll Free On a Touch Tone Telephone 1-866-207-5324—ANYTIME. There is NO CHARGE for this call

Your telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card, and gives them discretion to vote on such other matters as may properly come before the meeting.

To vote using the Telephone (within U.S. and Canada)			Driving Directions
•	You will be asked to enter a Holder Account Number and a Proxy Access Number which are located below.		Mission Valley Hilton, 901 Camino Del Rio South, San Diego, CA 92108, 619-543-9000 FROM:
•	IF YOU ENTER THE HOLDER ACCOUNT NUMBER (EXCLUDING THE LETTER "C") AND PROXY ACCESS NUMBER, BUT DO NOT MAKE A CHOICE ON ANY ITEM, YOUR SHARES WILL BE VOTED FOR ITEMS 1 AND 2.		Los Angeles:	I-5 South to I-8 East, exit Mission Center Road Right on Mission Center Road Right on Camino del Rio South
	Option 1:	To vote as the Board of Directors recommends on ALL items: Press 1. When asked, please confirm your vote by pressing 1.	Riverside:	I-15 South to Highway 163 South to I-8 East, exit Mission Center Road Right on Mission Center Road Right on Camino del Rio South
	Option 2:	If you choose to vote on EACH item separately, press 0. You will hear these instructions:	San Diego Airport:	Follow signs to I-5 North to I-8 East, exit Mission Center Road Right on Mission Center Road Right on Camino del Rio South
	Item 1:	To vote FOR ALL nominees, press 1; to WITHHOLD FOR ALL nominees, press 9 To WITHHOLD FOR AN INDIVIDUAL nominee, press 0 and listen to the instructions	Airport Transportation:	$7.00 per person each way provided by Cloud 9 Shuttle
	Item 2:	To vote FOR, press 1; AGAINST, press 9; ABSTAIN, press 0 When asked, please confirm your vote by pressing 1.	** THE HOTEL CAN BE SEEN FROM 1-8 ** ** CAMINO DEL RIO SOUTH RUNS PARALLEL TO I-8 ** ** PARKING VALIDATION AVAILABLE AT REGISTRATION TABLE **
HOLDER ACCOUNT NUMBER			PROXY ACCESS NUMBER

If you vote by telephone, DO NOT mail back your proxy.
THANK YOU FOR VOTING

QuickLinks

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT
GENERAL INFORMATION
PRINCIPAL SECURITY HOLDERS
ITEM NO. 1
NOMINEES FOR ELECTION AS DIRECTORS AND SECURITY OWNERSHIP OF MANAGEMENT
AUDIT COMMITTEE REPORT
EXECUTIVE COMPENSATION
Summary Compensation Table1
Stock Options
Option Grants in Last Fiscal Year
Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Option Values
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
STOCK PERFORMANCE GRAPH
COMPARISON OF FIVE-YEAR CUMULATIVE RETURNS WD-40 Company, a Peer Group and the S&P 500 Index
ITEM NO. 2 RATIFICATION OF INDEPENDENT ACCOUNTANTS
STOCKHOLDER PROPOSALS